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EXHIBIT 21--SUBSIDIARIES OF THE REGISTRANT

ARCHER DANIELS MIDLAND COMPANY

June 30, 2000

Following is a list of the Registrant's subsidiaries showing the percentage of voting securities owned:

                                       Organized Under
                                           Laws of        Ownershi
                                                                 p
ADM Agri-Industries Ltd. (A)           Canada            100%
ADM Europe BV (B)                      Netherlands       100
ADM Europoort BV (C)                   Netherlands       100
ADM/Growmark River Systems, Inc.       Delaware          100
ADM Beteiligungs GmbH (D)              Germany           100
ADM Do Brazil Ltda (E)                 Brazil            100
ADM International Ltd. (F)             England           100
ADM Investments Ltd. (G)               Cayman Islands    100
ADM Investor Services, Inc.            Delaware          100
ADM Milling Co.                        Minnesota         100
ADM Transportation Co.                 Delaware          100
Agri Sales, Inc                        Illinois          100
American River Transportation Co.      Delaware          100
Ardanco, Inc.                          Guam              100
Collingwood Grain, Inc.                Kansas            100
Hickory Point Bank & Trust Co.         Illinois          100
Jamaica Flour Mills Limited (H)        Jamaica           100
Midland Stars, Inc.                    Delaware          100
Oelmuhle Hamburg AG (I)                Germany           95
Tabor Grain Co.                        Nevada            100

(A) ADM Agri-Industries Ltd. has three subsidiary companies whose names have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.

(B) ADM Europe BV has eight subsidiary companies whose names have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.

(C) ADM Europoort BV has two subsidiary companies whose names have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.

(D) ADM Beteiligungs GmbH has four subsidiary companies whose names have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.

(E) ADM Do Brazil Ltda has seven subsidiary companies whose names have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.

(F)  ADM  International Ltd. has twenty-one subsidiary  companies
whose  names  have  been  omitted  because,  considered  in   the
aggregate as a single subsidiary, they would not constitute a significant subsidiary.

(G) ADM Investments Ltd. has eleven subsidiary companies whose names have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.

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(H)  Jamaica  Flour Mills Limited has eight subsidiary  companies
whose  names  have  been  omitted  because,  considered  in   the
aggregate as a single subsidiary, they would not constitute a significant subsidiary.

(I) Oelmuhle Hamburg AG has twelve subsidiaries whose names have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.

The  names  of  forty-four domestic subsidiaries and  sixty-seven international subsidiaries have been omitted because,  considered
in   the  aggregate  as  a  single  subsidiary,  they  would  not constitute a significant subsidiary.
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